UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 15, 2023
Intellicheck, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadhollow Road, Suite 207, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 992-1900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	IDN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure
Intellicheck, Inc. (the “Company”) is furnishing the following pursuant to Item 7.01, “Regulation FD Disclosure.”

Certain senior executives of the Company will be presenting to investors on November 16, 2023 at the DA Davidson 2023 Technology Summit. The presentation materials are attached hereto as Exhibit 99.1. A copy of the investor presentation will be available at https://www.intellicheck.com/investor-center.
Item 9.01.    Exhibits.
(d) Exhibits

99.1	Intellicheck, Inc. Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2023	INTELLICHECK, INC.

	By:	/s/ Jeffrey Ishmael
	Name:	Jeffrey Ishmael
	Title:	Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit	Description
99.1	Intellicheck, Inc. Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)